CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the Investors Municipal Cash Fund - Tax-Exempt New York Money Market Fund, - Investors Florida Municipal Cash Fund, - Investors New Jersey Municipal Cash Fund, - Investors Pennsylvania Municipal Cash Fund and - Investors Michigan Municipal Cash Fund, dated May 12, 2000, in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of Investors Municipal Cash Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-34819) and this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6108).




                                                    /s/ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP



Chicago, Illinois
July 31, 2000